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                                                                    EXHIBIT 23.6

                     [CONSENT OF ALEX SHESHUNOFF & COMPANY]

            We consent to the use in this Registration Statement of Union Planters Corporation on Form S-4 of our opinion relating to CB&T, Inc. included in the Proxy Statement/Prospectus to such Registration Statement at Appendix D and to the reference to our firm in the Proxy Statement/Prospectus under the caption "THE MERGER Opinion of CB&T's Financial Advisor."



May 27, 1998

ALEX SHESHUNOFF & CO.
INVESTMENT BANKING
AUSTIN, TEXAS

BY:  /s/  ALEX SHESHUNOFF & CO. INVESTMENT BANKING
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